UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Item 5.02

Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described below in Item 5.07, on August 20, 2020, at the 2020 Annual Meeting of Stockholders (the “Meeting”) of Adamis Pharmaceuticals Corporation (the “Company”), the stockholders approved and adopted the 2020 Equity Incentive Plan (the “Plan”). The Plan had previously been approved by the Board of Directors, subject to stockholder approval of the Plan. The Plan is described in greater detail in the Company’s definitive proxy statement for the Meeting, filed with the Securities and Exchange Commission on July 10, 2020 (the “Proxy Statement”), under the caption “Proposal No. 4  — Approval of the 2020 Equity Incentive Plan,” which disclosure is incorporated herein by reference. The description of the Plan contained in the Proxy Statement is qualified in its entirety by reference to the full text of the Plan, which is attached as an exhibit to this Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2020 annual meeting of stockholders of the Company was held virtually on August 20, 2020. At the Meeting, the stockholders voted on the following proposals, each of which is described in the Proxy Statement.

The final results for each of the matters considered at the Meeting were as follows:

1.       Election of the five nominees to the board of directors:

	Votes For	Votes Withheld	Broker Non-Votes
Howard C. Birndorf	21,168,768	11,790,011	25,069,499
Roshawn A. Blunt	21,520,615	11,438,164	25,069,499
Dennis J. Carlo, Ph.D.	20,698,416	12,260,363	25,069,499
David J. Marguglio	22,514,183	10,444,596	25,069,499
Richard C. Williams	21,144,248	11,814,531	25,069,499

Each director nominee was elected to serve as a director until the Company’s annual meeting of stockholders in 2021, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death, or removal. Due to plurality election, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.       Approval of the 2020 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
15,963,155	15,630,983	1,364,641	25,069,499

The proposal was approved.

3.       Approval, on a nonbinding advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
14,747,763	16,651,980	1,559,036	25,069,499

The proposal was not approved.

4.       Ratification of the selection of BDO USA, LLP, as independent registered public accounting firm for the year ending December 31, 2020:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
50,317,976	5,332,392	2,377,910	--

The proposal was approved.

5.       Approval of the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to adopt any of the foregoing proposals.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
39,557,724	16,622,482	1,848,072	--

The proposal was approved.

Item 8.01	Other Events

With respect to Proposal No. 2 described in the Proxy Statement, approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 100,000,000 to 200,000,000, and Proposal No. 3 described in the Proxy Statement, approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of common stock, if the Board of Directors of the Company in its discretion determines to effect a reverse stock split at any time before December 31, 2020, at a reverse stock split ratio ranging from 1-for-2 to 1-for-15, as determined by the Board of Directors at a later date, the meeting was adjourned in order to allow the Company additional time to solicit proxies for those proposals before they are vote upon. The meeting was adjourned until September 3, 2020, at 10:00 a.m. Pacific Time. The adjourned meeting will be a completely "virtual" meeting of stockholders, and stockholders will be able to listen and participate in the virtual meeting as well as vote and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ADMP2020. To participate in the virtual meeting, stockholders will need the control number found on their proxy card or in the instructions that accompanied their proxy materials. Only stockholders of record on the record date of June 23, 2020, are entitled to vote.

Item 9.01	Financial Statements and Exhibits

Exhibit

No.	Description
10.1*	2020 Equity Incentive Plan.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Represents a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: August 24, 2020	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins
Title: Chief Financial Officer